Exhibit 99.1

Contact:	FOR IMMEDIATE RELEASE
J. Cameron Drecoll
630-637-0315
Cam.Drecoll@broadwindenergy.com

Energy Maintenance Service Opens

Second Regional Operations Center in Abilene, Texas

Broadwind Energy, Inc. Expands Wind Energy Service in Southern States

Naperville, Ill. (April 8, 2008) – Energy Maintenance Service, LLC (EMS), a Broadwind Energy, Inc. (OTC: BWEN) company, has established a comprehensive wind energy maintenance and service center in Abilene, Texas. The new center has the potential to create more than 80 new jobs in the region and will support satellite operations across Texas and the surrounding states.

EMS is a leading wind energy operations and maintenance service provider in North America. The company also provides construction services, training and major component refurbishing.

“EMS is making an additional commitment to the industry by establishing this center, which will support the growing wind industry in Texas and throughout the South,” said J. Cameron Drecoll, Broadwind CEO. “This new center also advances Broadwind Energy’s overall strategy to fill the gaps in the North American supply chain for energy development and generation.”

The Abilene center will be a regional operations and maintenance and training center. It will be located in a 300,000-square-foot building in northwest Abilene which previously housed a Lockheed Martin Corporation plant.  The facility also will feature cranes and production test benches that will allow EMS to provide complete repair and retrofitting of turbines and remanufacturing of other major components.

EMS will begin refurbishing the plant in April 2008. Construction will be completed in phases, and the company expects the center to be fully operational within 12 months.

About Energy Maintenance Service, LLC

EMS, one of North America’s leading wind turbine operations and maintenance companies, provides high-quality, timely, competitive and comprehensive support of wind projects. The company also offers construction services, major component refurbishing and certification training for nearly all aspects of turbine maintenance. Headquartered in Gary S.D., the company also has offices in California and Oregon and a service presence in 10 additional states.

About Broadwind Energy, Inc.

Broadwind Energy, Inc. (BWEN-OTC), Naperville, Ill., owns, supports and strategically positions companies that manufacture, install and maintain components for energy and infrastructure-related industries with a primary emphasis on the wind energy sector. The company’s operational platforms include wind tower manufacturing, other heavy steel manufacturing, service and construction and precision gear manufacturing. Its platform companies currently include Brad Foote Gear Works, Inc., a precision gearing systems manufacturer in Cicero, Ill.; Energy Maintenance Service (EMS), a wind energy operation and maintenance service provider in Gary, S.D.; RBA Inc., a heavy weld and machining fabricator in Manitowoc, Wis.; and Tower Tech Systems, Inc., a wind tower manufacturer in Manitowoc, Wis. Broadwind and its platform companies employ approximately 800 people across the United States.

Forward-Looking Statements

Certain statements found in this press release may constitute forward-looking statements as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. Such statements are generally identifiable by the terminology used, such as “anticipate,” “believe,” “intend,” “expect,” “plan,” or other similar words.  Our forward-looking statements in this release generally relate to our plans and expectations with respect to our new EMS center, including its job creation potential and our timeline for completion of construction and commencement of operations.  Although it is not possible to foresee all of the factors that may cause actual results to differ from our forward-looking statements, such factors include, among others, the following: (i) unforeseen delays or costs associated with refurbishing the location of our new EMS center; (ii) fluctuations in general economic conditions; and (iii) those risks described from time to time in our reports to the Securities and Exchange Commission (including our Annual Report on Form 10-KSB).  Investors should not consider any list of such factors to be an exhaustive statement of all of the risks, uncertainties or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Shareholders and other readers should not place undue reliance on “forward-looking statements,” as such statements speak only as of the date of this release. We undertake no obligation to update publicly or revise any forward-looking statements.